Exhibit 23.2

Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global,

Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2004, in the Registration Statement (Form S-1) and related Prospectus of BigBand Networks, Inc. for the registration of its shares of common stock.

	/s/	KOST, FORER & GABBAY
Tel-Aviv, Israel December 22, 2006		KOST, FORER & GABBAY A Member of Ernst & Young Global